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                                                                    Exhibit 99.1

                           INERGY, L.P. and Subsidiary
                           Consolidated Balance Sheets
                                 (In Thousands)

                                                               September 30,        June 30,
                                                                   2001               2002
                                                               -----------------------------
                                                                        (Unaudited)

Assets
Current assets:
Cash                                                           $  2,171             $  1,066
Accounts receivable, less allowance for doubtful accounts
of $186 and $1,112 at September 30, 2001 and June 30,
2002, respectively                                               11,457               13,607
  Inventories                                                    12,694               27,887
Prepaid expenses and other current assets                         1,411                3,947
Assets from price risk management activities                      9,187                5,120
                                                               --------             --------
Total current assets                                             36,920               51,627

Property, plant and equipment, at cost:
Land and buildings                                                4,511               11,655
Office furniture and equipment                                    1,172                6,289
Vehicles                                                         11,435               17,828
Tanks and plant equipment                                        58,737              100,648
                                                               --------             --------
                                                                 75,855              136,420
Less accumulated depreciation                                    (5,812)             (11,521)
                                                               --------             --------
Net property, plant and equipment                                70,043              124,899

Intangible assets:
Covenants not to compete                                          3,771                6,104
Deferred financing costs                                          2,985                5,785
Deferred acquisition costs                                          115                    -
Customer accounts                                                14,000               41,411
Goodwill                                                         32,121               47,167
                                                               --------             --------
                                                                 52,992              100,467
Less accumulated amortization                                    (4,431)              (7,659)
                                                               ---------            --------
Net intangible assets                                            48,561               92,808

Other                                                               129                  380
                                                               --------             --------
Total assets                                                   $155,653             $269,714
                                                               ========             ========


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                           INERGY, L.P. and Subsidiary
                           Consolidated Balance Sheets
                                 (In Thousands)
                                   (Continued)



                                                                   September 30,           June 30,
                                                                        2001                 2002
                                                                   --------------------------------
                                                                              (Unaudited)
Liabilities and Partners' Capital
Current liabilities:
Accounts payable                                                       $  8,416           $ 20,187
Accrued expenses                                                          5,679              5,989
Customer deposits                                                        10,060              6,457
Liabilities from price risk management activities                         4,612              2,383
Current portion of long-term debt                                        10,469              1,471
                                                                   ------------       ------------
Total current liabilities                                                39,236             36,487

Long-term debt, less current portion                                     43,663            106,912

Partners' capital:
Common unitholders (1,840,000 and 3,678,877 units issued and             24,981             76,557
outstanding as of September 30, 2001 and June 30, 2002)
Senior subordinated unitholders (3,313,367 units issued and              45,060             45,972
outstanding as of September 30, 2001 and June 30, 2002)
Junior subordinated unitholders (572,542 units issued and                 1,258              1,416
outstanding as of September 30, 2001 and June 30, 2002)
Non-managing general partner (2% interest with 116,855 and                1,455              2,370
154,383 equivalent units outstanding as of September 30, 2001 and June 30, 2002)
                                                                   ------------       ------------
Total partners' capital                                                  72,754            126,315
                                                                   ------------       ------------
Total liabilities and partners' capital                                $155,653           $269,714
                                                                   ============       ============
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